Universal Forest Products, Inc.
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Exhibit 99(a)

 News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
Wednesday, July 20, 2016

UFPI posts record net earnings, net sales; retail and construction markets lead sales gains
Profits up 28.6 percent over previous year

GRAND RAPIDS, Mich., July 20, 2016 - Universal Forest Products, Inc. (Nasdaq: UFPI) today reported net earnings attributable to controlling interest of $33.4 million for the second quarter of 2016, up 28.6 percent over net earnings attributable to controlling interest of $26.0 million for the same period of 2015. Second-quarter 2016 diluted earnings per share were $1.64, compared to diluted earnings per share of $1.28 for the second quarter of 2015. Net sales of $872.1 million in the second quarter of 2016 represent an increase of 4.0 percent over net sales of $838.2 for the same period of 2015. The net earnings and net sales numbers are the best of any quarter in the Company’s history.
The Company’s results were driven by strong sales gains in the retail and construction markets, which grew 7.5 and 6.5 percent, respectively, over the same period of last year.
“The employees of the companies of Universal delivered another outstanding quarter,” said CEO Matthew J. Missad. “The results confirm that our growth and improvement strategies, coupled with our balanced business model, are working.  When we break records, we simply are setting the bar for the next record. We look forward to the challenge of trying to stay ahead of 2015’s record performance in the second half of the year. Fortunately, we have talented and hard-working employees who can make that happen.”
Missad noted that new product sales grew 9.2 percent over the second quarter of 2015, and that the Company’s product mix continues to drive improvements in gross margins. Lower industrial production in the U.S. and a strong U.S. dollar adversely affected the Company’s industrial business during the second quarter.
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Recently announced acquisitions - Idaho Western in Nampa, Idaho, and Tampa, Fla.-based Robbins Manufacturing Co. - are expected to add $100 million in annual gross sales.
By market, the Company posted the following gross sales results:
Retail: $406.7 million, up 7.5 percent over the second quarter of 2015
The Company’s performance in this market benefited from growth with independent and big box retailers, the latter of which saw healthy increases in comparable store sales in their most recently reported quarters. The Company also gained market share with certain customers and grew sales of new products to these customers. The Company anticipates healthy demand through the building season, barring adverse weather conditions and other unforeseen events.
Industrial: $231.4 million, down 2.9 percent over the second quarter of 2015
In this market, the Company sells packaging and material handling and related products for industrial and agricultural customers. Sales in this market have been adversely affected by a decrease in U.S. industrial production, which fell 0.7 percent year-over-year in the most recently reported month, and a strong U.S. dollar, which has adversely impacted the export sales of industrial customers. The Company also is being more selective by pursuing greater value-added business, which has contributed to improved gross profit margins in this market. It remains committed to growing industrial sales organically, through acquisitions, and by increasing its share of the market.
Construction: $249.3 million, up 6.5 percent over the same period of 2015
The Company saw unit sales increases of 10 percent in its residential construction business and 4 percent in commercial construction. The Company has benefitted from rising U.S. housing starts in both site-built and factory-built housing, and a strong increase in commercial construction spending.
CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, July 21, 2016. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (888) 685-5759 and internationally at (503) 343-6031. Use conference ID 48931902. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through August 20, 2016, at any of the following numbers: (855) 859-2056 or (404) 537-3406 or (800) 585-8367.

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UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries in three robust markets: retail, construction and industrial. Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission..

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CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 2016/2015

	Quarter Period				Year to Date
(In thousands, except per share data)	2016		2015		2016		2015
NET SALES	$872,093	100%	$838,171	100%	$1,554,244	100%	$1,471,195	100%

COST OF GOODS SOLD	740,606	84.9	725,728	86.6	1,320,018	84.9	1,279,170	86.9

GROSS PROFIT	131,487	15.1	112,443	13.4	234,226	15.1	192,025	13.1

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	77,762	8.9	68,431	8.2	148,601	9.6	130,136	8.8

NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	60	—	(176)	—	50	—	(162)	—

EARNINGS FROM OPERATIONS	53,665	6.2	44,188	5.3	85,575	5.5	62,051	4.2

OTHER EXPENSE, NET	785	0.1	1,238	0.1	1,675	0.1	2,193	0.1

EARNINGS BEFORE INCOME TAXES	52,880	6.1	42,950	5.1	83,900	5.4	59,858	4.1

INCOME TAXES	18,643	2.1	16,066	1.9	29,407	1.9	22,170	1.5

NET EARNINGS	34,237	3.9	26,884	3.2	54,493	3.5	37,688	2.6

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(839)	(0.1)	(908)	(0.1)	(1,882)	(0.1)	(1,550)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$33,398	3.8	$25,976	3.1	$52,611	3.4	$36,138	2.5

EARNINGS PER SHARE - BASIC	$1.64		$1.29		$2.59		$1.79

EARNINGS PER SHARE - DILUTED	$1.64		$1.28		$2.58		$1.79

COMPREHENSIVE INCOME	33,430		26,358		54,128		36,159

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(235)		(636)		(1,081)		(1,133)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$33,195		$25,722		$53,047		$35,026

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2016	2015	%	2016	2015	%
Retail	$406,738	$378,357	8%	$677,481	$609,804	11%
Industrial	231,388	238,372	(3)%	435,632	448,388	(3)%
Construction	249,261	234,112	6%	468,138	434,418	8%
Total Gross Sales	887,387	850,841	4%	1,581,251	1,492,610	6%
Sales Allowances	(15,294)	(12,670)		(27,007)	(21,415)
Total Net Sales	$872,093	$838,171		$1,554,244	$1,471,195

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CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) JUNE 2016/2015

(In thousands)
ASSETS	2016	2015	LIABILITIES AND EQUITY	2016	2015

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$87,517	$24,756	Cash Overdraft	$—	$21,933
Restricted cash	909	710	Accounts payable	126,095	114,354
Investments	9,740	—	Accrued liabilities	111,995	97,069
Accounts receivable	318,505	302,538	Current portion of debt	1,093	893
Inventories	297,796	330,235
Other current assets	15,238	21,205

TOTAL CURRENT ASSETS	729,705	679,444	TOTAL CURRENT LIABILITIES	239,183	234,249

OTHER ASSETS	10,011	9,986	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	197,891	192,505	CAPITAL LEASE OBLIGATIONS	84,530	122,303
PROPERTY, PLANT			OTHER LIABILITIES	51,158	50,302
AND EQUIPMENT, NET	256,899	257,731	EQUITY	819,635	732,812

TOTAL ASSETS	$1,194,506	$1,139,666	TOTAL LIABILITIES AND EQUITY	$1,194,506	$1,139,666

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CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 2016/2015

(In thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$54,493	$37,688
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	19,178	18,406
Amortization of intangibles	1,285	1,888
Expense associated with share-based compensation arrangements	977	874
Expense tax benefits from share-based compensation arrangements	—	(33)
Expense associated with stock grant plans	70	53
Deferred income tax credit	55	3
Equity in earnings of investee	(192)	(195)
Net loss (gain) on disposition and impairment of assets	50	(162)
Changes in:
Accounts receivable	(95,198)	(104,929)
Inventories	7,564	9,806
Accounts payable and cash overdraft	31,320	45,798
Accrued liabilities and other	20,439	27,625
NET CASH FROM OPERATING ACTIVITIES	40,041	36,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(24,269)	(27,756)
Proceeds from sale of property, plant and equipment	309	1,085
Acquisitions, net of cash received	(1,682)	(2,584)
Purchases of noncontrolling interest	(1,100)	(1,256)
Advances of notes receivable	(2,946)	(3,083)
Collections of notes receivable and related interest	3,731	7,059
Purchases of investments	(3,571)	—
Proceeds from sale of investments	901	—
Cash restricted as to use	(323)	(305)
Other, net	(736)	(58)
NET CASH FROM INVESTING ACTIVITIES	(29,686)	(26,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	3,162	259,734
Repayments under revolving credit facilities	(3,210)	(235,993)
Proceeds from issuance of common stock	290	724
Distributions to noncontrolling interest	(1,731)	(1,250)
Dividends paid to shareholders	(8,529)	(8,050)
Repurchase of common stock	—	(77)
Other, net	(15)	24
NET CASH FROM FINANCING ACTIVITIES	(10,033)	15,112

Effect of exchange rate changes on cash	(561)	(280)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(239)	24,756

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	87,756	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,517	$24,756